EXHIBIT 10.5

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS OTHERWISE SET FORTH HEREIN AND UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

March 31, 2003	$_________

Zones, Inc. UNSECURED, SUBORDINATED CONVERTIBLE PROMISSORY NOTE

                Zones, Inc., a Washington corporation (the “Company”), for value received, promises to pay to ___________(the “Holder”) the principal sum of $______, subject to adjustment from time to time (and as adjusted from time to time, the “Principal Amount”), in accordance with the terms of this Note and that certain Stock Purchase Agreement dated March 31, 2003, by and among the Company, Corporate PC Source, Inc., an Illinois corporations (“CPCS”) and as of April 1, 2003, the former shareholders of CPCS (the “Purchase Agreement”).  Capitalized terms not defined herein shall have the meanings given such terms in the Purchase Agreement.

                The following is a statement of the rights of the Holder and the conditions to which this Note is subject, to which the Holder, by the acceptance of this Note, agrees:

1.         Principal Amount and Interest; Payment; Prepayment

                (a)        Principal Amount and Interest.  Interest shall accrue on the unpaid Principal Amount at the rate that the Company pays to its primary lender less ¼% as determined on a calendar quarterly basis during each Earn Out Period (“Interest”), measured from the date set forth above.  Interest will be computed on the basis of a 365-day year.  Subject to the presence or absence of any claim for indemnification or offset pursuant to Article IX of the Purchase Agreement or any reduction of Principal Amount (pursuant to the provisions of the Purchase Agreement), as described in Section 2 below, the Company will pay the outstanding Principal Amount (as it may have been adjusted pursuant to the provisions hereof) and any accrued but unpaid Interest thereon through the end of Earn Out Period Three, within thirty (30) days of the last day of such Earn Out Period (the “Maturity Date”).

                (b)        Prepayment.  The Company may not prepay the Principal Amount or any accrued and unpaid Interest thereon, in whole or in part, without the consent of the Holder.

                (c)        Withholding.  The Sellers acknowledge that the Company may be required to withhold on payments of Interest if the Sellers do not provide the Company with properly completed and executed Forms W-9 and hereby authorize the Company to withhold as required by law.

2.         Note Subject to Purchase Agreement; Offset and Reduction

            This Note is expressly subject to the Purchase Agreement.  As contemplated in the Purchase Agreement, the Principal Amount and Interest is subject to adjustment and offset pursuant to the Purchase Agreement.

            In addition, if CPCS does not reach Threshold EBITDA for an Earn Out Period (determined in accordance with the Purchase Agreement), the Principal Amount, as it may have already been adjusted pursuant to the provisions hereof, and also any Interest accrued thereon, shall be (i) reduced by one-third of the Principal Amount and (ii) increased by 20% of CPCS’s EBITDA (as determined pursuant to the provisons of the Purchase Agreement) for such applicable Earn Out Period; provided, however, that if cumulative EBITDA for all of the three Earn Out Periods exceeds $12,000,000 in the aggregate, then the Principal Amount due on the final payment hereunder shall be increased by the dollar equivalent of any reduction of Principal Amount and Interest previously made to this Note under this paragraph, up to the original Principal Amount of this Note plus Interest that would have accrued thereon but for the prior reduction.

            For informational purposes only, the Company may amend Schedule A hereto from time to time to reflect the Principal Amount after any such adjustment.

3.         Conversion

                For each Earn Out Period for which CPCS’ EBITDA exceeds the Threshold EBITDA for such Earn Out Period, the Holder shall have the right, at any time on or prior to the Maturity Date, at its sole discretion, to convert one-third (1/3) of the outstanding Principal Amount into fully paid and nonassessable shares of common stock of the Company (“Common Stock”) at a conversion price of $2.50 per share (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events).  The number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (x) one-third (1/3) of the then-outstanding Principal Amount by (y) $2.50 (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events).

SUBORDINATED PROMISSORY NOTE	ZONES, INC.

4.         Issuance of the Stock Upon Conversion; Fractional Shares

As soon as practicable after conversion of any part of the Principal Amount in accordance with Section 3, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled upon such conversion, which certificates shall include legends restricting transfer under the federal and state securities laws.  No fractional shares will be issued upon conversion of this Note.  If, upon conversion of this Note, a fraction of a share results, the Company will pay the cash value of that fractional share, calculated based on the per share value determined pursuant to Section 3.

5.         Subordination

            (a)        Senior Debt.  This Note and any amounts that may become due hereunder are subordinated to Transamerica Commercial Finance Corporation in accordance with the terms of that Subordination Agreement dated March 31, 2003, executed by the Holder (the “TA Debt”).  This Note and any amounts that may become due hereunder are also be subordinate to payment of any and all of the Company’s indebtedness at any time to IBM Credit Corporation (together with the TA Debt, the “Senior Indebtedness”).  In the event the Company from time to time enters into agreements for debt financing with different lenders to provide financing which will substitute for or replace the debt financing provided by the Senior Indebtedness or the then existing successor lender, Holder agrees to subordinate Holder’s rights under this Note on such terms and conditions as such substitute lender or lenders may reasonably request.

            (b)        Undertaking.  By its acceptance of this Note, Holder agrees to execute and deliver such additional documents relating to subordination of this Note and the relationship of the Holder to the lender of the Senior Indebtedness as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement, supplement, modify, or amplify the provisions of this Section 5.

6.         Transfer of Note; Restrictions on Transfer

            This Note may be transferred or assigned only with the consent of the Company.  In addition, this Note may be transferred only in compliance with applicable federal and state securities laws and only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company.  A new Note for like Principal Amount and Interest will be issued to, and registered in the name of, the transferee.  Interest and Principal Amount are payable only to the registered holder of the Note.  The Holder agrees to provide a Form W-9 to the Company upon request.

SUBORDINATED PROMISSORY NOTE	ZONES, INC.

7.         Events of Default

            The term “Event of Default” as used in this Note means any of the following events:

                        (i)         Subject to resolution of any disputes regarding EBITDA pursuant to the provisions of the Purchase Purchase Agreement, the Company at any time fails to pay any payment due on this Note within fifteen (15) days after Company receives written notice from Holder that such payment is past due; or

                        (ii)        Company fails to make any payment of principal or interest when due on any indebtedness in excess of $50,000 owed to any creditor holding a security interest in the assets of the Company, including, without limitation, the Senior Indebtedness, which Company fails to cure within the applicable cure period; provided however, it shall not be considered a default hereunder if Company, in good faith, is withholding payment to a creditor in connection with a dispute; or

                        (iii)       Company is served with petition for relief under 11 U.S.C. § 101 et seq. or any similar federal or state statute, or an action is commenced to appoint a receiver or trustee for all or substantially all of Company’s property, and Company fails to cause such proceeding to be dismissed within sixty (60) days after it is instituted against Company; or

                        (iv)       Company files any petition for relief under 11 U.S.C. § 101 et seq., or any similar federal or state statute, Company makes a general assignment of its assets for the benefit of its creditors, or Company consents to the appointment of a receiver or trustee for all or substantially all of Company’s property; or

                        (v)        Company ceases to own more than fifty (50) percent of the voting power of CPCS.

8.         Miscellaneous

            8.1       Remedies

            The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.

            8.2       Holder as Owner

            The Company may deem and treat the holder of record of this Note as the absolute owner for all purposes regardless of any notice to the contrary.

            8.3       No Shareholder Rights

            This Note shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights except the rights stated herein.

SUBORDINATED PROMISSORY NOTE	ZONES, INC.

            8.4       Shareholders, Officers and Directors Not Liable

            In no event shall any shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

            8.5       Notices

            Unless otherwise provided, any notice under this Note shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth below, or at such other address as such party may designate by ten days' advance written notice to the other party given in the foregoing manner.

              If to the Holder:

To the address or number last furnished in writing to the Company by the Holder

            If to the Company:

                                    Zones, Inc.
                                    707 South Grady Way
                                    Renton, WA 98055
                                    Fax:  (425) 430-3626
                                    Attn:  Firoz Lalji

            8.6       Amendments and Waivers

            Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder; provided, however, that the Company may amend Schedule A hereto without the Holder’s consent to reflect any adjustments to the Principal Amount as provided in Section 2 above.  Any amendment or waiver shall be binding on each future Holder and the Company.

            8.7       Governing Law; Arbitration; Jurisdiction; Venue

            This Note shall be subject to the provisions of Section 11.8 of the Purchase Agreement.

            8.8       Successors and Assigns

            The terms and conditions of this Note shall inure to the benefit of and be binding on the respective successors and assigns of the parties.

SUBORDINATED PROMISSORY NOTE	ZONES, INC.

            8.9       Severability

            If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

ZONES, INC.

By:
Name:
Its:

AGREED AND ACCEPTED:

__________________ (“HOLDER”)

By:
Name:
Its:

SUBORDINATED PROMISSORY NOTE	ZONES, INC.

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